UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/02/2007

Wells Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25739

MD	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Suite 500
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-325-3700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 2, 2007, the board of directors of Wells Real Estate Investment Trust, Inc. (the "Registrant'), amended the Bylaws of the Registrant to allow for the annual meeting of stockholders to be held each year between the dates of October 15 and November 14, as the board of directors may determine.

Item 8.01.    Other Events

On July 2, 2007, the board of directors of the Registrant amended the Registrant's Dividend Reinvestment Plan (the "DRP"), to allow the board of directors to suspend or terminate the DRP for any reason without being required to provide prior written notice to participants in the DRP. Other amendments and modifications to the terms of the DRP require 10 days' written notice to participants in the DRP.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1   Letter to Stockholders Notifying Stockholders of Changes to Bylaws and Dividend Reinvestment Plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust, Inc.

Date: July 09, 2007	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	Letter to Stockholders Notifying Stockholders of Changes to Bylaws and Dividend Reinvestment Plan